Exhibit 99.1

FOR IMMEDIATE RELEASE
May 15, 2006

For more information:
Kenneth Torosian	Jordan Darrow
Chief Financial Officer	Investor Relations
Medialink Worldwide Incorporated	Darrow Associates, Inc.
Tel: (212) 682 8300	Tel: (631) 367-1866
IR@medialink.com	jdarrow@darrowir.com

MEDIALINK REPORTS FIRST QUARTER 2006 RESULTS

Revenues up 36% at Teletrax; Revenues Up 5% Overall

NEW YORK, May 15, 2006 - Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported financial results for the first quarter ended March 31, 2006, with revenues of $9.0 million, an improvement of 5% on revenues of $8.5 million in the comparable 2005 period.

“The marketplace in our traditional business continued to evolve in the first quarter of 2006, and we responded accordingly,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink. “Our innovation and new developments, including the introduction of new direct-to-consumer services, enabled us to achieve revenue growth of 5% over the prior year. We also are more emboldened every day by the robustness, reliability, and client satisfaction with our Teletrax™ service, which continues to attract tremendous interest from industry prospects.”

The Company incurred an operating loss of $1.6 million in the first quarter of 2006 as compared to an operating loss of $1.3 million in the 2005 period. Exclusive of Teletrax, the Company’s video watermarking and television monitoring business, the Company incurred an operating loss of $712,000 in the first quarter of 2006, comparable to the operating loss of $704,000 incurred in the 2005 quarter. Selling, general and administrative (“SG&A”) expenses in the first quarter of 2006 increased by $638,000 over the comparable period in 2005, and as a percentage of revenue increased to 73.0% of revenue as compared to 69.2% in the 2005 quarter. SG&A expenses of $6.6 million in the first quarter of 2006 included $125,000 of stock-based compensation charges related to the Company’s adoption of a new accounting standard. SG&A expenses in the first quarter of 2006 also increased as a result of $295,000 of additional costs incurred as part of the continued expansion of Teletrax and approximately $120,000 of consulting and related costs incurred with a former executive officer.

The Company incurred a loss from continuing operations for the first quarter ended March 31, 2006, of $1.7 million, or $0.28 per share, as compared to a loss from continuing operations of $1.2 million, or $0.20 per share, in the comparable quarter of 2005. The net loss for the first quarter of 2006 was $1.7 million, or $0.28 per share, as compared to a net loss of $1.1 million, or $0.19 per share, in the 2005 quarter. Earnings before interest, taxes, depreciation and amortization from continuing operations (“EBITDA”) were a negative $1.1 million in the 2006 first quarter as compared to a negative $850,000 in the comparable 2005 quarter. Adjusted EBITDA, which excludes Teletrax operations, was a negative $400,000 in the 2006 first quarter as compared to a negative $430,000 in the 2005 period.

Medialink Reports First Quarter 2006 Results	Page 2 of 6

Medialink considers EBITDA and Adjusted EBITDA to be important financial indicators of the Company’s operational strength and performance, and uses such indicators when making decisions regarding investments in the various components of its business. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles (“GAAP”), and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies. A table reconciling the loss from continuing operations determined under GAAP to EBITDA and Adjusted EBITDA is presented as part of the Summary Financial Information included with this press release.

For the first quarter ended March 31, 2006, Teletrax recorded service revenue of $563,000 as compared to $414,000 for the first quarter of 2005 and $521,000 in the fourth quarter of 2005. Teletrax incurred an operating loss of $852,000 in the first quarter of 2006 as compared to an operating loss of $570,000 in the 2005 quarter as a result of continued expansion of the infrastructure and personnel to support growth initiatives.

“We are very pleased with the progress and movement we are seeing in Teletrax,” stated Moskowitz. “We signed several long-term contracts with new clients during the first quarter of 2006. We are also very excited about the most recent executives to join our team. The appointment of Larry Goodman, formerly president of sales and marketing at CNN, to the Teletrax board and the addition of Muriel Mornard, who has more than 10 years of experience in providing media audience measurement services, as our vice president of international sales, have opened up significant new avenues and prospects for us.”

Moskowitz continued: “Teletrax provides unparalleled value and service to its clients. The overwhelmingly positive client feedback we receive, our perfect record of client retention, and our high conversation rate of trials to full-service clients are all indications of the tremendous success we can achieve. Recent technological improvements made by our partner, Royal Philips Electronics, and our recent expansion of the Teletrax network to the top 150 markets in the U.S., with a commitment to achieve full U.S. market coverage in 2006, will provide us with the leverage and competitive advantage to fully capitalize on the opportunities ahead.

“We have adapted to the changing dynamics of the media industry by offering a compelling suite of digital media communications solutions. These new services are intended to meet the evolving needs of our clients as content management becomes a more critical requirement,” concluded Moskowitz. “The success we have foreseen for Teletrax appears to be more achievable than ever. We remain confident that our broad range of full-service offerings in the traditional business and the unsurpassed value and reliability provided by Teletrax positions us well for success.”

Following the earnings release on Monday, May 15, 2006, Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. Eastern Time to discuss the Company’s quarterly results and the overall industry outlook. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, and Kenneth Torosian, Chief Financial Officer. To access the teleconference, please dial 1-800-591-6930 (domestic) or 1-617-614-4908 (international), using access code “Medialink”, approximately 10 minutes prior to the start time. The conference call will be webcast live on Medialink's website at www.medialink.com. The webcast is also being distributed through the Thomson StreetEvents Network via www.earnings.com (for individual investors) and www.streetevents.com (for institutional investors). To listen to the webcast, please go to any of these websites about 10 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), with playback access code 24579037, beginning approximately two hours after the conclusion of the call and available until June 15, 2006.

Medialink Reports First Quarter 2006 Results	Page 3 of 6

About Medialink:
Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiaries, Medialink also provides Teletrax™, a global television tracking and media asset management service to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please see attached financial tables)

Medialink Reports First Quarter 2006 Results	Page 4 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands, except per-share amounts)

	For the three months
	ended March 31,
	2006	2005

Revenues	$8,971	$8,548

Direct costs	3,484	3,486
Selling, general, and administrative expenses	6,550	5,912
Depreciation and amortization	501	424

Operating loss	(1,564)	(1,274)
Interest expense, net	(124)	(135)

Loss from continuing operations before income taxes	(1,688)	(1,409)
Income tax benefit	-	(220)

Loss from continuing operations	(1,688)	(1,189)
Gain on sale of division	-	60

Net loss	$(1,688)	$(1,129)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(0.28)	$(0.20)
Income from discontinued operations	-	0.01
Net loss	$(0.28)	$(0.19)

Weighted average number of common shares - basic and diluted	6,085	5,987

Supplemental financial information:
EBITDA on Continuing Operations (a)	$(1,063)	$(850)

Adjusted EBITDA	$(400)	$(430)

Loss from Teletrax operations, exclusive of depreciation
and amortization	$(663)	$(420)

Revenue by Business Line:
Media Communications Services	$8,408	$8,134
Teletrax - service revenue	$563	$414

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

Medialink Reports First Quarter 2006 Results	Page 5 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands)

	March 31,	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$5,522	$7,303
Accounts receivable, net	5,727	5,584
Inventory	324	371
Prepaid expenses and other current assets	739	614
Prepaid and refundable income taxes	911	906
Total current assets	13,223	14,778

Property and equipment, net	4,562	4,380
Goodwill, customer list and other intangibles, net	13,006	13,006
Other assets	738	762
Total assets	$31,529	$32,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$7,880	$7,587
Current portion of obligations under capital leases	51	70
Total current liabilities	7,931	7,657

Convertible debentures, net of unamortized discount of $899 and $955	4,101	4,045
Other long-term liabilities	1,281	1,586
Total liabilities	13,313	13,288

Stockholders' Equity	18,216	19,638
Total liabilities and stockholders' equity	$31,529	$32,926

Medialink Reports First Quarter 2006 Results	Page 6 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(Unaudited)
(In thousands)

	For the three months
	ended March 31,
	2006	2005

Reconciliation Between Loss from Continuing Operations to
EBITDA on Continuing Operations and Adjusted EBITDA

Loss from continuing operations	$(1,688)	$(1,189)

Depreciation and amortization on continuing operations	501	424
Interest expense, net	124	135
Income tax benefit on continuing operations	-	(220)
EBITDA on continuing operations	(1,063)	(850)

Loss from Teletrax operations	852	570
Depreciation and amortization included in Teletrax operations	(189)	(150)
Adjusted EBITDA	$(400)	$(430)